UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): September 17, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Preliminary Note: The transactions described in this Current Report on Form 8-K relate to a business combination transaction involving ION Geophysical Corporation (“ION”) and Aram Systems Ltd., which was completed on September 18, 2008, pursuant to the terms of an Amended and Restated Share Purchase Agreement dated September 17, 2008, by and among ION, Aram Systems, Canadian Seismic Rentals Inc. and the shareholders of Aram Systems and Canadian Seismic Rentals. Aram Systems and Canadian Seismic Rentals and their subsidiaries are sometimes referred to collectively in this Current Report on Form 8-K as the “Aram Companies.”
          Aram Systems and its subsidiaries are engaged in the business of designing, manufacturing and selling land seismic data equipment, and Canadian Seismic Rentals and its subsidiaries are engaged in the business of leasing land seismic data equipment to third parties.
          In this Current Report on Form 8-K, the term “ION” refers to ION Geophysical Corporation and, where the context requires, ION Geophysical Corporation together with its consolidated subsidiaries. Unless the context requires otherwise, all references in this Current Report on Form 8-K to “US$” or “dollars” refer to United States dollars and all references to “Cdn$” refer to Canadian dollars.
Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Share Purchase Agreement.
          In July 2008, ION announced that it had agreed to purchase all of the outstanding shares of Aram Systems and Canadian Seismic Rentals pursuant to the terms of a Share Purchase Agreement dated July 8, 2008 (the “Original Share Purchase Agreement”), by and among Aram Systems, Canadian Seismic Rentals and the shareholders of those two companies, i.e., Donald G. Chamberlain, Christopher M. Chamberlain, Daniel C. O’Reilly, 1236929 Alberta Ltd. and Blue Sky Services Inc. (collectively, the “Sellers”). The terms of the Original Share Purchase Agreement and related transactions were described in ION’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2008, as amended by a Form 8-K/A filed on July 10, 2008.
          On September 17, 2008, ION, Aram Systems, Canadian Seismic Rentals and the Sellers entered into an Amended and Restated Share Purchase Agreement (the “Amended Purchase Agreement”), which amended the terms of the Original Share Purchase Agreement.
          Under the Original Share Purchase Agreement, ION had agreed to (i) pay an amount in cash equal to US$275.0 million (subject to certain purchase price adjustments at and following closing) and (ii) issue a number of shares of ION common stock to be determined by dividing (A) the difference between (x) CDN$350.0 million (converted to U.S. dollars at a trailing average exchange rate to be determined as of the closing date) and (y) US$275.0 million, by (B) a trailing average of the closing prices per share of ION common stock on the New York Stock Exchange for a 10-trading-day period ending 10 trading days prior to the closing date. The Original Share Purchase Agreement had provided that US$35.0 million of the cash purchase price would be deposited into escrow for a one-year period following closing for purchase price adjustments and to secure indemnification obligations of the parties.
          The principal change in terms under the Amended Purchase Agreement compared to the Original Share Purchase Agreement was that instead of requiring ION to deposit US$35.0 million cash into escrow at closing, the parties agreed to defer the escrow deposit and issue at the closing the following two short-term unsecured promissory notes to 1236929 Alberta Ltd. (a corporation wholly-owned by Donald G. Chamberlain):
•	a senior note in the original principal amount of US$35.0 million (the “Senior Seller Note”); and

•	a subordinated note in the original principal amount of US$10.0 million (the “Subordinated Seller Note”).
When the Senior Seller Note is repaid, the principal amount of, and a portion of the interest accrued and unpaid on, the Senior Seller Note will be deposited into escrow.
          The Amended Purchase Agreement obligated ION to (i) pay an aggregate cash consideration of US$240.0 million to the Sellers (subject to the same closing and post-closing purchase price adjustments as set forth in the Original Share Purchase Agreement), (ii) issue to 1236929 Alberta the number of shares of ION common stock to be determined in the same manner as set forth in the Original Share Purchase Agreement and (iii) issue to 1236929 Alberta the Senior Seller Note and the Subordinated Seller Note. The Amended Purchase Agreement also required ION to guarantee the obligations under the Senior Seller Note and the Subordinated Seller Note in the event that ION assigned its rights and obligations under the Amended Purchase Agreement to an affiliate.
          On September 17, 2008, ION assigned its rights and obligations under the Amended Purchase Agreement to 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company and an indirect wholly-owned subsidiary of ION (“ION Sub”).

          The Amended Purchase Agreement obligates ION to deposit into escrow, as promptly as reasonably possible following the date on which certain audited and unaudited financial statements of the Aram Companies satisfying the obligations under SEC Regulation S-X are completed and delivered to ION (the “Financials Delivery Date”), an amount in cash equal to US$35.0 million (subject to potential additional purchase price adjustments) plus a portion of the accrued and unpaid interest on the Senior Seller Note. The escrow will continue until the one-year anniversary of the closing date of ION’s acquisition of the Aram Companies. ION’s deposit of this amount into escrow (along with the direct payment in full to 1239629 Alberta of the remaining amount of interest accrued and unpaid on the Senior Seller Note) will represent the payment in full of the aggregate amount of indebtedness owed by ION under the Senior Seller Note.
          The foregoing summary of the Amended Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the definitive Amended Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
First Amendment to Amended and Restated Credit Agreement and Short-Term Bridge Loan.
          On September 17, 2008, ION Geophysical Corporation, its Luxembourg subsidiary, ION International S.À R.L. (“ION S.À R.L.”), and certain of its domestic and other foreign subsidiaries amended the terms of ION’s existing commercial banking credit facility to, among other things, increase the borrowing capacity under ION’s revolving credit facility from US$100 million to US$110 million, and add a new US$125 million term loan facility. The terms of this amendment are set forth in a First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement (the “First Amendment”), dated as of September 17, 2008, by and among ION, ION S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent. ION had originally entered into its current commercial banking credit facility on July 3, 2008, which is described in ION’s Current Report on Form 8-K filed with the SEC on July 8, 2008. This facility, as amended by the terms of the First Amendment, is referred to in this Current Report on Form 8-K as the “Amended Credit Facility.”
          On September 18, 2008, ION borrowed from Jefferies Finance CP Funding LLC, US$40.0 million under a Senior Increasing Rate Note in the original principal amount of US$40,816,328 (the “Short-Term Bridge Loan”). The Short-Term Bridge Loan was issued at a 2.0% original issue discount. Certain domestic subsidiaries of ION have guaranteed ION’s obligations under the Short-Term Bridge Loan. The proceeds from the Short-Term Bridge Loan were applied to fund a portion of the cash purchase price for the acquisition of the Aram Companies as described below in Item 2.01—"Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K.
          The foregoing summaries of the First Amendment and the Short-Term Bridge Loan do not purport to be complete and are qualified in their entirety by reference to the definitive First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement dated as of September 17, 2008, and the definitive Senior Increasing Rate Note dated September 18, 2008, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
          See also Item 2.03 — “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K for a description of the First Amendment, the Short-Term Bridge Loan, the Senior Seller Note and the Subordinated Seller Note, which are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
          On September 18, 2008, ION, through ION Sub, completed the acquisition of the outstanding shares of Aram Systems and Canadian Seismic Rentals from their shareholders in accordance with the terms of the Amended Purchase Agreement.
          In exchange for the shares of Aram Systems and Canadian Seismic Rentals, ION Sub (i) paid the Sellers the aggregate cash consideration of US$236 million (which amount was net of certain purchase price adjustments made at the closing), (ii) transferred to 1236929 Alberta 3,629,211 shares of common stock of ION and (iii) issued to 1236929 Alberta the Senior Seller Note and the Subordinated Seller Note in the aggregate original principal amount of US$45 million. The aggregate purchase price is also subject to certain post-closing purchase price adjustments under the Amended Purchase Agreement.
          The reported closing sales price of ION common stock on the New York Stock Exchange on September 18, 2008 was $14.10 per share. ION’s announcement of the acquisition of the Aram Companies was publicly released after the close of trading on September 18, 2008.
          The indebtedness under the Subordinated Seller Note is expressly subordinated to the payment in full of certain senior indebtedness of ION and its subsidiaries, including indebtedness under the Amended Credit Agreement and the Short-Term Bridge

Loan. The obligations of ION Sub under the two promissory notes are guaranteed by ION under guaranties executed by ION dated September 18, 2008.
          ION has agreed under the Amended Purchase Agreement to deposit, as promptly as reasonably possible following the Financials Delivery Date, an amount equal to US$35.0 million plus a portion of the amount of interest accrued on the Senior Seller Note into an escrow account established with Canada Trust Company for the purpose of funding post-closing purchase price adjustments and the parties’ indemnification obligations. The deposit of this amount into escrow (along with the payment in full to the holder of the Senior Seller Note of the remaining amount of interest accrued and unpaid on the Senior Seller Note) will serve to repay in full the indebtedness under the Senior Seller Note. The escrow period will terminate on September 18, 2009, the one-year anniversary of the closing date of the acquisition.
          See Item 1.01 — “Entry into a Material Definitive Agreement” above and Item 2.03 — “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below.
          To fund the US$237.6 million cash component of the purchase price and related transaction fees and expenses, ION paid US$619,000 of its unrestricted cash and borrowed (i) US$72.0 million under its expanded revolving credit facility and US$125.0 million under certain term loans extended by certain of ION’s lenders under its Amended Credit Facility, and (ii) US$40.0 million under the Short-Term Bridge Loan. See Item 1.01 — “Entry into a Material Definitive Agreement” above and Item 2.03 — “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below.
          ION currently expects to repay the indebtedness under the Short-Term Bridge Loan, the Senior Seller Note and the Subordinated Seller Note and pay down the US$72.0 million revolving credit indebtedness under its Amended Credit Facility through its issuance of additional long-term debt (the “Additional Debt Financing”). ION has entered into a commitment letter dated September 18, 2008 (the “Commitment Letter”), with Jefferies Finance LLC (“Jefferies”) pursuant to which Jefferies has agreed, subject to the terms and upon satisfaction of the conditions contained in the Commitment Letter, to act in the capacities of sole advisor, sole administrative agent, sole collateral agent (if applicable), sole book-runner, sole lead arranger and sole syndication agent in connection with a proposed US$150.0 million senior bridge loan facility (the “Bridge Loan Facility”). The Bridge Loan Facility would be drawn down in the event that certain other long-term indebtedness that ION may attempt to raise, including high-yield note indebtedness, is not successful. The Commitment Letter terminates by its terms on December 31, 2008. Any funding under the Bridge Loan Facility is subject to certain conditions that must be satisfied prior thereto, and no assurances can be made that ION will be successful in incurring this long-term indebtedness or any other indebtedness to refinance the Short-Term Bridge Loan, the Senior Seller Note, the Subordinated Seller Note and the US$72.0 million revolving credit indebtedness under its Amended Credit Facility.
          In connection with its acquisition of the Aram Companies, ION entered into employment inducement stock option agreements with certain key employees of the Aram Companies as material inducements to their joining ION. The exercise price under these inducement stock options, which are exercisable for a total of up to 410,000 shares of common stock, is $14.10 per share. On September 18, 2008, the closing sales price per share of common stock of ION on the New York Stock Exchange was $14.10 per share.
          Earlier in September, ION received notification from the U.S. Federal Trade Commission of the early expiration, effective September 5, 2008, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          The issuance of the 3,629,211 shares of ION common stock and the issuance of the Senior Seller Note and the Subordinated Seller Note (and related guaranties) to 1236929 Alberta as a portion of the purchase price for the Aram Companies were not registered under the Securities Act of 1933, as amended, pursuant to exemptions from registration under the Securities Act. ION has granted to 1236929 Alberta certain registration rights to register resales under the Securities Act of the shares of ION common stock acquired by 1236929 Alberta in the acquisition, pursuant to a registration rights agreement entered into between ION and 1236929 Alberta dated September 18, 2008 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, ION has agreed to file a registration statement with the SEC under the Securities Act as soon as practicable after the Financials Delivery Date, and use its commercially reasonable best efforts to cause the registration statement to be declared effective with the SEC as soon as practicable after it is filed.
          The foregoing summary of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
          A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
First Amendment to Amended and Restated Credit Agreement.
          In connection with the closing of ION’s acquisition of the Aram Companies, ION and certain of its subsidiaries entered into, and executed, the First Amendment as described in Item 1.01 of this Current Report on Form 8-K. The First Amendment, along with the documents and instruments executed and delivered contemporaneously therewith, amended the terms of ION’s commercial banking credit facility to, among other things:
•	incorporate the terms of the new US$125 million term loan facility;

•	exercise the “accordion” feature for revolving credit loans under the Amended Credit Facility, so that the total revolving credit facility could be increased from US$100 million to US$110 million;

•	temporarily increase the interest margin rates on the term loans and revolving credit loans until the Additional Debt Financing is obtained. The applicable margin for the term loans will be increased by 0.25% and for the revolving credit loans will be increased by 0.50%, in each case until the funding of the Additional Debt Financing and the paydown of the US$72.0 million revolving credit indebtedness borrowed for the purpose of financing ION’s acquisition of the Aram Companies;

•	allow the revolving credit loan to fund a portion of the purchase price in US dollars until the Additional Debt Financing is obtained, and permit all proceeds to be used to fund ION’s acquisition of the Aram Companies. After the Additional Debt Financing is funded, the revolving credit facility reverts to the prior pro-rata allocation in effect between the foreign and domestic borrowers, in amounts of up to 60% permitted for foreign borrowings and up to 75% permitted for domestic borrowings; and

•	conform the terms of the Amended Credit Facility to take into account ION’s acquisition of the Aram Companies, including permitting the incurrence of the Short-Term Bridge Loan and the Senior Seller Note as permitted debt, allowing ION’s acquisition of the Aram Companies as a permitted investment and amending the minimum tangible net worth covenant to provide for the goodwill adjustment resulting from the acquisition.
          The obligations of ION under the Amended Credit Facility are guaranteed by certain of its domestic subsidiaries that are parties to the credit agreement. The obligations of ION S.À R.L. under the Amended Credit Facility are guaranteed by certain of ION’s domestic and foreign subsidiaries that are parties to the Amended Credit Facility agreement.
          The Amended Credit Facility is available for revolving credit borrowings to be used to fund ION’s working capital needs, to finance acquisitions, investments and share repurchases and for general corporate purposes. In addition, the Amended Credit Facility includes a US$35.0 million sub-limit for the issuance of documentary and stand-by letters of credit.
          The interest rate on borrowings under the Amended Credit Facility will be, at ION’s option, (i) an alternate base rate (either the prime rate of HSBC Bank USA, N.A., or a federals funds effective rate plus 0.50%, plus an applicable interest margin) or (ii) for eurodollar borrowings and borrowings in euros or pounds sterling, a LIBOR-based rate, plus an applicable interest margin. The amount of the applicable interest margin is determined by reference to a leverage ratio of total funded debt to consolidated EBITDA for the four most recent trailing fiscal quarters.
          The obligations of ION and the guarantee obligations of the U.S. guarantors are secured by a first-priority security interest in 100% of the stock of all U.S. guarantors and 65% of the stock of certain first-tier foreign subsidiaries and by substantially all other assets of ION and the U.S. guarantors. The obligations of ION S.À R.L. and the foreign guarantors are secured by a first-priority security interest in 100% of the stock of the foreign guarantors and the U.S. guarantors and substantially all other assets of the foreign guarantors, the U.S. guarantors and ION.
          The agreements governing the Amended Credit Facility contain covenants that restrict ION, subject to certain exceptions, from:
•	incurring additional indebtedness (including capital lease obligations), granting or incurring additional liens on ION’s properties, pledging shares of ION’s subsidiaries, entering into certain merger or other change-in-control transactions, entering into transactions with ION’s affiliates, making certain sales or other dispositions of assets, making certain investments, acquiring other businesses and entering into sale-leaseback transactions with respect to ION’s property;

•	paying cash dividends on ION’s common stock unless there is no event of default under the Amended Credit Facility and the amount of such dividends does not exceed 30% of ION’s consolidated net income (as that term is defined in the amended and restated credit agreement) for the prior fiscal year; and

•	repurchasing and acquiring shares of ION’s common stock unless there is no event of default under the Amended Credit Facility and the amount of cash used for those repurchases and acquisitions do not exceed 30% of ION’s consolidated net income for such prior fiscal year.
The Amended Credit Facility also provides that the aggregate of the cash dividends and stock repurchases permitted above may not exceed 30% of ION’s consolidated net income for the prior fiscal year.
          The Amended Credit Facility requires compliance with certain financial covenants, including requirements for ION and its domestic subsidiaries to (i) maintain a minimum fixed charge coverage ratio in an amount equal to at least 1.25 to 1, (ii) not exceed a maximum leverage ratio of 2.50 to 1 and (iii) maintain a minimum tangible net worth of at least 80% of ION’s tangible net worth as of the date that ION consummated the acquisition of the Aram Companies, plus 50% of consolidated net income of ION and its subsidiaries for each quarter thereafter and 80% of the proceeds from any mandatorily convertible notes and preferred and common stock issuances for each quarter thereafter.
          The US$125 million original principal amount under the term loans extended under the Amended Credit Facility is subject to scheduled quarterly amortization, commencing December 31, 2008, of US$4.7 million per quarter until December 31, 2010. On that date, the quarterly principal amortization increases to US$6.3 million per quarter until December 31, 2012, when the quarterly principal amortization amount increases to US$9.4 million per quarter until maturity on September 17, 2013. The term loans mature on September 17, 2013, but the administrative agent under the Amended Credit Facility may accelerate the maturity date to a date that is six months prior to the maturity date of any Additional Debt Financing by giving ION written notice thereof between September 17, 2012 and October 17, 2012.
          The Amended Credit Facility contains customary event of default provisions (including a “change of control” event affecting ION), the occurrence of which could lead to an acceleration of ION’s obligations under the Amended Credit Facility.
          The foregoing summaries of the Amended Credit Facility and the First Amendment are qualified in their entirety by reference to the First Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference, and ION’s Current Report on Form 8-K as filed with the SEC on July 8, 2008.
Short-Term Bridge Loan.
          The Bridge Loan Senior Increasing Rate Note dated September 18, 2008 (the “Bridge Note”), was issued by ION to Jefferies Finance CP Funding LLC, as lender, at a price equal to 98.0% of its original principal amount of $40.8 million. All interest and fees on the Bridge Note are to be calculated on the basis of the full stated principal amount of US$40.8 million. Certain direct and indirect domestic subsidiaries of ION that together hold 85% or more of the domestic assets of ION (excluding stock or securities in one or more foreign subsidiaries) must guarantee ION’s obligations under the Short-Term Bridge Loan. The Short-Term Bridge Loan will mature on December 31, 2008, and will bear interest at the rate of 13.50% per annum until November 18, 2008, whereupon it will be increased to 14.00% per annum. Interest will be payable monthly in arrears, on the maturity date and on the date of any prepayment of the Short-Term Bridge Loan. After the occurrence, and during the continuation of a default or an event of default under the Short-Term Bridge Loan, the indebtedness under the Bridge Note will accrue interest at a rate that is 4.0% above the rate then applicable to it and will be payable in cash on demand. The Short-Term Bridge Loan may be repaid, in whole or in part, at the option of ION at any time upon five business days’ prior written notice at a price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest and fees to the date of repayment.
          The Bridge Note contains representations and covenants that are incorporated by reference from the Amended Credit Facility and additional covenants that further restrict the amounts of indebtedness that may be incurred by ION. The Bridge Note contains events of default which cross-default to the Amended Credit Facility and other senior indebtedness.
          The foregoing summary of the Bridge Note does not purport to be complete and is qualified in its entirety by reference to the Bridge Note, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Senior Seller Note.
          The US$35.0 million original principal amount Senior Seller Note was issued by ION Sub to 1236929 Alberta as part of the purchase price for the acquisition of the Aram Companies. Outstanding principal and accrued interest under the Senior Seller Note is due upon the earlier to occur of (x) September 18, 2009, and (y) the date that a cash amount equal to US$35.0 million, plus an amount of interest accrued on the Senior Seller Note that is equal to 3.0% per annum (representing a portion of the total accrued and unpaid interest on the Senior Seller Note), is deposited into escrow.

          The stated interest rate on the Senior Seller Note is 9% per annum, which rate is subject to increase as described below. If ION Sub fails to pay the indebtedness under the Senior Seller Note in full on or before the later of (i) December 17, 2008, and (ii) the date that is 45 days after the Financials Delivery Date, then the stated interest rate on the Senior Seller Note will increase from 9% to 12% per annum. If ION Sub fails to repay the indebtedness under Senior Seller Note in full on or before March 18, 2009, then the stated interest rate on the Senior Seller Note will increase to 15% per annum.
          The Senior Seller Note contains covenants that restrict ION and its subsidiaries from incurring or assuming additional indebtedness, except for certain existing indebtedness and other permitted indebtedness. ION Sub’s payment of all principal, interest and other amounts owing under the Senior Seller Note is guaranteed in full by ION. The Senior Seller Note contains events of default that cross-default to the Amended Credit Facility, the Short-Term Bridge Loan and other senior indebtedness.
          The foregoing summary of the Senior Seller Note does not purport to be complete and is qualified in its entirety by reference to the Senior Seller Note, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Subordinated Seller Note.
          The US$10.0 million original principal amount Subordinated Seller Note was issued by ION Sub to 1236929 Alberta as part of the purchase price for the acquisition of the Aram Companies. The outstanding principal and accrued interest under the Subordinated Seller Note is due and payable on the date that is one day following the maturity date of the Senior Seller Note.
          The stated interest rate on the Subordinated Seller Note is 10% per annum, subject to increase as described below. If ION Sub fails to pay the indebtedness under the Subordinated Seller Note in full on or before the later of (i) December 17, 2008 and (ii) the date that is 45 days after the Financials Delivery Date, then the stated interest rate will increase from 10% to 13% per annum. If ION Sub fails to repay the Subordinated Seller Note in full on or before March 18, 2009, then the stated interest rate on the Subordinated Seller Note will increase to 16% per annum. The indebtedness under the Subordinated Seller Note is subordinated to the prior payment in full of ION’s “Senior Indebtedness” (as defined in the Subordinated Seller Note), which includes indebtedness under the Amended Credit Facility and the Short-Term Bridge Loan.
          ION Sub’s payment of all principal, interest and other amounts owing under the Subordinated Seller Note is guaranteed on a subordinated basis by ION.
          The foregoing summary of the Subordinated Seller Note does not purport to be complete and is qualified in its entirety by reference to the Subordinated Seller Note, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
          Certain of the lenders that are parties to the Amended Credit Facility or the Short-Term Bridge Loan, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for ION and its subsidiaries, for which they have received, and will receive, customary fees and expenses.
Item 3.02. Unregistered Sales of Equity Securities.
          The text set forth in Items 1.01 and 2.03 of this Current Report on Form 8-K regarding the issuance of the 3,629,211 shares of ION common stock and the issuance of the Senior Seller Note and the Subordinated Seller Note (and related guaranties) to 1236929 Alberta is incorporated into this item by reference.
Item 3.03. Material Modification to Rights of Security Holders.
          The text set forth in Item 2.03 of this Current Report on Form 8-K regarding certain restrictions on dividends and indebtedness and certain financial covenants contained in the Amended Credit Facility, the Short-Term Bridge Loan and the Senior Seller Note, is incorporated into this item by reference.
Item 7.01. Regulation FD Disclosure
          On September 18, 2008, ION issued a news release announcing the completion of the acquisition of Aram Systems and Canadian Seismic Rentals. A copy of the press release is attached as Exhibit 99.1.
          The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934 and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by ION with the SEC under the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.
          No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
          No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
(d) Exhibits.
2.1	Amended and Restated Share Purchase Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, Aram Systems Ltd., Canadian Seismic Rentals Inc. and the Sellers party thereto.

10.1	First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent.

10.2	Senior Increasing Rate Note, dated September 18, 2008, made by ION Geophysical Corporation in favor of Jefferies Finance CP Funding LLC or its assigns.

10.3	Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

10.4	Subordinated Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

99.1	Press release, dated September 18, 2008, announcing the completion of the acquisition of Aram Systems Ltd. and Canadian Seismic Rentals Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Share Purchase Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, Aram Systems Ltd., Canadian Seismic Rentals Inc. and the Sellers party thereto.

10.1	First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent.

10.2	Senior Increasing Rate Note, dated September 18, 2008, made by ION Geophysical Corporation in favor of Jefferies Finance CP Funding LLC or its assigns.

10.3	Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

10.4	Subordinated Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

99.1	Press release, dated September 18, 2008, announcing the completion of the acquisition of Aram Systems Ltd. and Canadian Seismic Rentals Inc.